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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pioneer Companies, Inc. on Form S-8 of our report dated June 26, 1995 with respect to the financial statements and schedule of Pioneer Americas, Inc. (the "Predecessor Company") included in the Pioneer Companies, Inc. Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

Houston, Texas
June 30, 1998